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EXHIBIT 10.3

                        GENERAL NONDISCLOSURE AGREEMENT
                           New Mexico Software, Inc.

This is an agreement, effective________________, between New Mexico Software, Inc. (the "Discloser") and___________________________________the
"Recipient"), in which Discloser agrees to disclose, and Recipient agrees to receive, certain trade secrets of New Mexico Software, Inc. on the following terms and conditions:

1. Trade Secrets: Recipient understands and acknowledges that the following information constitutes trade secrets belonging to New Mexico Software: Image Assets Toolkit, Code Cryptor, New Mexico Software Streamer, Sure Sign Fingerprinting, Photoscript Advanced Converter, Excalibur Visual Retrieval Ware, FlashPix development kit, NMS Lightbox, Web Patrol, NMS E-Commerce Kit:

2. Trade Secrets: Recipient understands and acknowledges that Discloser's trade secrets consist of information and materials that are valuable and not generally known by Discloser's competitors. Discloser's trade secrets include:

     (a) Any and all information concerning Discloser's current, future or proposed products, including, but not limited to, unpublished computer code (both source code and object code), drawings, specifications, notebook entries, technical notes and graphs, computer printouts, technical memoranda and correspondence, product development agreements and related agreements.

     (b) Information and materials relating to Discloser's purchasing, accounting and marketing, including, but not limited to, marketing plans, sales data, unpublished promotional material, cost and pricing information and customer lists.

     (c) Information of the type described above which Discloser obtained from another party and which Discloser treats as confidential, whether or not owned or developed by Discloser.

3. Purpose of Disclosure: Recipient shall make use of Discloser's trade secrets only for the purpose of technical development of product functionality, product enhancements, or other contract arrangements.

4. Nondisclosure: In consideration of Discloser's disclosure of its trade secrets to Recipient, Recipient agrees that it will treat Discloser's trade secrets with the same degree of care and safeguards that it takes with its own trade secrets, but in no event less than a reasonable degree of care. Recipient agrees that, without Discloser's prior written consent, Recipient will not:

     (a)  disclose Discloser's trade secrets to any third party;

     (b) make or permit to be made espies or other reproductions of Discloser's trade

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     secrets; or computer code, or allow access to New Mexico Software computer servers with root or client access privileges.

     (c)  make any commercial use of the trade secrets.

     Recipient will not disclose Discloser's trade secrets to Recipient's employees, agents and consultants unless: (1) they have a need to know the information in connection with their employment or consultant duties; and (2) they personally agree in writing to be bound by the terms of this Agreement.

5. Return of Materials: Upon Discloser's request, Recipient shall promptly (within 30 days) return all original materials provided by Discloser and any copies, notes or other documents in Recipient's possession pertaining to Discloser's trade secrets.

6.   Exclusions: This agreement does not apply to any information which:

     (a) was in Recipient's possession or was known to Recipient, without an obligation to keep it confidential, before such information was disclosed to Recipient by Discloser;

     (b) is or becomes public knowledge through a source other than Recipient and through no fault of Recipient;

     (c)  is independently developed by or for Recipient;

     (d) is or becomes lawfully available to Recipient from a source other than Discloser; or

     (e)  is disclosed by Recipient with Discloser's prior written approval.

7. Term: This Agreement and Recipient's duty to hold Discloser's trade secrets in confidence shall remain in effect until the above-described trade secrets are no longer trade secrets or until Discloser sends Recipient written notice releasing Recipient from this Agreement, whichever occurs first.

8. No Rights Granted: Recipient understands and agrees that this Agreement does not constitute a grant or an intention or commitment to grant any right, title or interest in Discloser's trade secrets, computer code, computer technology belonging to New Mexico Software to Recipient. All rights of work performed by Recipient at the request of New Mexico Software shall become the intellectual property of New Mexico Software, Inc.

9. Warranty: Discloser warrants that it has the right to make the disclosures under this Agreement. NO OTHER WARRANTIES ARE MADE BY DISCLOSER UNDER THIS AGREEMENT. ANY INFORMATION DISCLOSED UNDER THIS AGREEMENT IS PROVIDED "AS IS."

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10.  Injunctive Relief: Recipient recognizes and acknowledges that any breach or threatened breach of this Agreement by Recipient may cause Discloser irreparable harm for which monetary damages may be inadequate. Recipient agrees, therefore, that Discloser shall be entitled to an injunction to restrain Recipient from such breach or threatened breach. Nothing in this Agreement shall be construed as preventing Discloser from pursuing any remedy at law or in equity for any breach or threatened breach of this Agreement.

11. Attorney Fees: If any legal action arises relating to this Agreement, the prevailing party shall be entitled to recover all court costs, expenses and reasonable attorney fees.

12. Modifications: All additions or modifications to this Agreement must be made in writing and must be signed by both parties to be effective.

13. No Agency: This Agreement does not create any agency or partnership relationship between the parties.

14. Applicable Law: This Agreement is made under, and shall be construed according to, the laws of the State of New Mexico.

Discloser: New Mexico Software, Inc.

By:
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     (signature)

--------------------------
(typed or printed name)

Title:
      --------------------

Date:
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Recipient:
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By:
   -----------------------
     (signature)

--------------------------
(typed or printed name)

Title:
      --------------------

Date:
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